Exhibit 99.1

PRESS RELEASE

February 5, 2008

VISTA INTERNATIONAL TECHNOLOGIES, INC. SIGNS PARTNERSHIP AGREEMENT WITH CORPORATE ENVIRONMENTAL SOCIETY COMPANY OF MEXICO

ENGLEWOOD, CO- February 5, 2008 - Vista International Technologies, Inc. (OTC BB: VVIT), in conjunction with its parent company Vista International Inc., announced today that it has formally entered into a partnership agreement with Corporate Environmental Society Company (CESCO) of Mexico. The agreement is the subsequent step in the relationship with CESCO which was formed following the announcement of the “Zero Emission Program” for the State of Jalisco in late 2004. CESCO is a technical advisory body for multiple state agencies and the private sector created in an effort to promote and distribute energy saving and renewable energy technologies.

Under terms of the agreement, the Companies will identify energy technologies which support sustainable development of Mexico’s energy, water, air and agricultural sector, including implementing efficiency and renewable technology processes. In addition, the Companies will develop a basic working business plan for the distribution, marketing, promotion and sale of Vista International Technologies, Inc. and Vista International Inc. services in Mexico, Central and South America.

Barry Kemble, CEO of Vista International Technologies, Inc. commented, “We are delighted to transition our relationship with CESCO to this formal agreement and applaud their commitment on implementing clean energy technology initiatives. Together, we will focus on reducing greenhouse gas emissions and other harmful air pollutants, and support clean technologies for air, water, land and energy throughout Mexico. Our common objective is to develop renewable energy and energy efficiency technologies and practices, advance related science and engineering, and implement innovations which address the nation’s energy and environmental goals.”

Raul Huerta Romero, President & General Manager of CESCO commented, “We have been and continue to be fully committed to the promotion of environmental conservation and energy efficiency though our efforts in the ‘Zero Emission Program’ for the Government of Jalisco, Mexico. We are excited to expand our relationship with Vista, a leader in this space, and look forward to implementing new technologies which will assist multiple government levels, as well as the Private Sector, in the market development of these initiatives. This agreement marks an important step for both parties in facilitating energy-efficiency and renewable-energy market development which will benefit millions throughout Mexico.”

Others present at the signing of the document were: Luis Alejandro Rodriguez, Federal Deputy and President of the Green Party Jalisco State; Carlos Hernandez Vazquez, Congress Consultant; Luis Pinzon Montes de Oca, Mayor Secretary of La Huerta, Jalisco; Corey Curtis, Area Representative for U.S. Senator for Colorado Wayne Allard; Jack Arrowsmith, Clerk and Recorder, Douglas County; Lynn Myers, Director of Economic Development for the South East Business Partnership; and Jeff Wasden, Board of Directors of Highlands Ranch Community Association.

ABOUT VISTA INTERNATIONAL TECHNOLOGIES

Vista International Technologies, Inc. is presently comprised of two divisions devoted to providing environmentally friendly technology solutions for businesses and communities. Our divisions are focused in the areas of Waste-to-Energy. For more information on our solutions, please visit us at www.viti.us.com

“Reducing the carbon footprint, one step at a time.”

Statements in this press release other than historical facts are 'forward-looking' statements within the meaning of section 27A of the Securities Act of 1933, section 21E of the Securities Exchange Act of 1934. Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results. Future operating results of the Company are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements. Readers are advised to review the 'forward-looking statements' included in our reports which are filed with the Securities and Exchange Commission.

IR Contact:	Howard Gostfrand/David Sasso
305.918.7000
info@amcapventures.com
www.amcapventures.com